News Release
R. Andrew Watts

January 22, 2018	Chief Financial Officer
(386) 239-5770

BROWN & BROWN, INC. ANNOUNCES QUARTERLY REVENUES OF $474.3 MILLION, AN INCREASE OF 9.4%, AND EARNINGS PER SHARE OF $1.32

(Daytona Beach, Florida) . . . Brown & Brown, Inc. (NYSE:BRO) (the "Company") today announced its unaudited financial results for the fourth quarter of 2017.

Revenues for the fourth quarter of 2017 under U.S. generally accepted accounting principles (“GAAP”) were $474.3 million, increasing $40.7 million, or 9.4%, compared to the fourth quarter of the prior year, with Commissions and fees increasing by 9.3% and Organic Revenue (as defined below) increasing by 9.3%. Net income was $187.5 million, increasing $129.8 million, or 225.0%, of which $120.9 million was driven by the impact of the Tax Cut and Jobs Act of 2017 (the "Tax Reform Act") and diluted earnings per share were $1.32, increasing by 222.0%, compared to the fourth quarter of the prior year, $0.85 of which was driven by the impact of the Tax Reform Act. Our Diluted earnings per share - adjusted (as defined below) were $0.47, increasing by 11.9%, compared to the fourth quarter of the prior year.

Revenues for the twelve months ended December 31, 2017 under GAAP were $1,881.3 million, increasing $114.7 million, or 6.5%, as compared to the same period of 2016, with Commissions and fees increasing by 5.4% and Organic Revenue (as defined below) increasing by 4.4%. Net income was $399.6 million, increasing by 55.2%, which benefited from the impact of the Tax Reform Act and diluted earnings per share for the twelve months ended December 31, 2017 were $2.81, an increase of $0.99, or 54.4%, compared to the same period of 2016. For the year ended December 31, 2017, our Total revenues - adjusted (as defined below) increased by $94.7 million, or 5.4%, and our Diluted earnings per share - adjusted (as defined below) were $1.92, increasing by 2.7% compared to 2016.

J. Powell Brown, President and Chief Executive Officer of the Company noted, "We are very pleased with our strong performance during the fourth quarter and the full year 2017. We are well positioned to continue our incremental improvement into 2018."

Brown & Brown, Inc.
RECONCILIATION OF TOTAL REVENUES TO
TOTAL REVENUES - ADJUSTED(1)
Twelve Months Ended December 31, 2017 and 2016
(in millions, unaudited)

	Three Months Ended		Change		Twelve Months Ended		Change
	12/31/2017	12/31/2016	$	%	12/31/2017	12/31/2016	$	%
Total revenues	$474.3	$433.6	$40.7	9.4%	$1,881.3	$1,766.6	$114.7	6.5%
Legal Settlement	—	—	—		(20.0)	—	(20.0)
Total revenues - adjusted	$474.3	$433.6	$40.7	9.4%	$1,861.3	$1,766.6	$94.7	5.4%
(1)“Total revenues - adjusted,” a non-GAAP measure, is defined as Total revenues, excluding the beneficial impact of the $20.0 million legal settlement with AssuredPartners, Inc., which occurred in the first quarter of 2017 (the "Legal Settlement").

Brown & Brown, Inc.
RECONCILIATION OF COMMISSIONS AND FEES
TO ORGANIC REVENUE(2)
Three and Twelve Months Ended December 31, 2017 and 2016
(in millions, unaudited)

	Three Months Ended		Twelve Months Ended
	12/31/2017	12/31/2016	12/31/2017	12/31/2016

Commissions and fees	$473.4	$433.1	$1,857.3	$1,762.8
Less profit-sharing contingent commissions	6.8	7.4	52.2	54.0
Less guaranteed supplemental commissions	2.2	2.6	10.4	11.5
Core commissions and fees	464.4	423.1	1,794.7	1,697.3
Less acquisition revenues	4.8	—	27.7	—
Less divested businesses	—	2.7	—	4.9
Organic revenue	$459.6	$420.4	$1,767.0	$1,692.4
Organic revenue growth	$39.2		$74.6
Organic revenue growth %	9.3%		4.4%

(2)"Organic Revenue," a non-GAAP measure, is defined as Commissions and fees less (i) the first twelve months of commission and fee revenues generated from acquisitions, less (ii) profit-sharing contingent commissions (revenues from insurance companies based upon the volume and the growth and/or profitability of the business placed with such companies during the prior year - “Contingents”), less (iii) guaranteed supplemental commissions (commissions from insurance companies based solely upon the volume of the business placed with such companies during the current year - “GSCs”), and less (iv) divested business (net commissions and fees generated from offices, and books of business sold by the Company) with the associated revenue removed from the corresponding period of the prior year. We view Organic Revenue as an important indicator when assessing and evaluating our performance on a consolidated basis and for each of our segments because it allows us to determine a comparable, but non-GAAP, measurement of revenue growth that is associated with the revenue sources that were a part of our business in both the current and prior year and that are expected to continue in the future.

Diluted earnings per share for the three months ended December 31, 2017 were $1.32, increasing $0.91, or 222.0% compared to the fourth quarter of the prior year. Diluted earnings per share for the twelve months ended December 31, 2017 were $2.81, an increase of $0.99, or 54.4%, compared to the same period of 2016. In order to arrive at results that are more comparable to the prior periods, we calculate Diluted earnings per share - adjusted (as defined below), which were $0.47 for the three months ended December 31, 2017, an increase of 11.9% over the fourth quarter of the prior year. For the twelve months ended December 31, 2017, Diluted earnings per share - adjusted (as defined below) were $1.92, an increase of $0.05, or 2.7%, compared to the same period of 2016. We believe that Diluted earnings per share - adjusted (as defined below) provides a meaningful representation of our operating performance and improves the comparability of our results between periods by eliminating the impact of Change in estimated acquisition earn-out payables, and certain other non-recurring or infrequently occurring items that have a high degree of variability from period-to-period and that we believe are not indicative of the Company’s ongoing performance, such as the change associated with the Tax Reform Act.

Brown & Brown, Inc.
RECONCILIATION OF GAAP DILUTED EARNINGS PER SHARE TO
DILUTED EARNINGS PER SHARE - ADJUSTED(3)
Three and Twelve Months Ended December 31, 2017 and 2016
(unaudited)

	Three Months Ended		Change		Twelve Months Ended		Change
	12/31/2017	12/31/2016	$	%	12/31/2017	12/31/2016	$	%
Diluted earnings per share - GAAP basis	$1.32	$0.41	$0.91	222.0%	$2.81	$1.82	$0.99	54.4%
Legal Settlement - net of associated legal costs	—	—	—		(0.08)	—	(0.08)
Tax Reform Act	(0.85)	—	$(0.85)		(0.85)	—	(0.85)
Change in estimated acquisition earn-out payables	—	0.01	(0.01)		0.04	0.04	—
Impact of accounting change(4)	—	—	$—		—	0.01	(0.01)
Diluted earnings per share - adjusted	0.47	0.42	0.05	11.9%	1.92	1.87	0.05	2.7%
(3)“Diluted earnings per share - adjusted,” a non-GAAP measure, is defined as Diluted earnings per share, excluding the Legal Settlement net of associated legal costs, the Change in estimated acquisition earn-out payables, the impact of adopting ASU 2016-09 and for the impact of the Tax Cut and Jobs Act of 2017 (the "Tax Reform Act").
(4)Presents prior year on the same basis as current year due to adoption of ASU 2016-09.

Income before income taxes for the fourth quarter was $106.3 million, an increase of $11.3 million or 11.9%, and the Income before income taxes margin increased from 21.9% to 22.4%. For the twelve months ended December 31, 2017, Income before income taxes was $449.7 million, an increase of $26.2 million or 6.2%, and the Income before income taxes margin decreased from 24.0% to 23.9%. In order to provide a better understanding of our business, we evaluate EBITDAC (as defined below) performance. EBITDAC for the fourth quarter of 2017 was $143.1 million, an increase of $9.0 million, or 6.7%, compared to the fourth quarter of the prior year.  EBITDAC Margin (as defined below) decreased from 30.9% in the fourth quarter of 2016 to 30.2% in the fourth quarter of 2017. For the twelve months ended December 31, 2017, EBITDAC was $605.3 million, an increase of 4.4% compared to the same period of 2016. Our EBITDAC Margin - adjusted (as defined below) decreased from 32.8% for the twelve months ended December 31, 2016 to 31.5% compared to the same period of 2017. We view EBITDAC, EBITDAC Margin and EBITDAC Margin - adjusted (as defined below) as important indicators when assessing and evaluating our performance because they allow us to determine comparable, but non-GAAP, measurements of our operating margins in a meaningful and consistent manner.

Brown & Brown, Inc.
RECONCILIATION OF
INCOME BEFORE INCOME TAXES TO EBITDAC(5)
Three and Twelve Months Ended December 31, 2017 and 2016
(in millions, unaudited)

	Three Months Ended		Twelve Months Ended
	12/31/2017	12/31/2016	12/31/2017	12/31/2016
Income before income taxes	$106.3	$95.0	$449.7	$423.5
Income before income taxes margin(6)	22.4%	21.9%	23.9%	24.0%
Less;
Amortization	21.0	21.7	85.4	86.7
Depreciation	5.5	5.1	22.7	21.0
Interest	9.4	9.9	38.3	39.5
Change in estimated acquisition earn-out payables	0.9	2.4	9.2	9.2
EBITDAC	$143.1	$134.1	$605.3	$579.9
EBITDAC Margin(7)	30.2%	30.9%	32.2%	32.8%

Legal Settlement - net of associated legal costs	—	—	(18.8)	—
EBITDAC - adjusted	$143.1	$134.1	$586.5	$579.9
EBITDAC Margin - adjusted(8)	30.2%	30.9%	31.5%	32.8%

(5)	"EBITDAC," a non-GAAP measure, is defined as income before interest, income taxes, depreciation, amortization and the change in estimated acquisition earn-out payables.

(6)	"Income before income taxes margin" is defined as Income before income taxes divided by Total revenues.

(7)	"EBITDAC Margin," a non-GAAP measure, is defined as EBITDAC divided by Total revenues.

(8)
"EBITDAC Margin - adjusted," a non-GAAP measure, is defined as EBITDAC - adjusted divided by Total revenues-adjusted. A reconciliation of Total revenues to Total revenues - adjusted is set forth in a table above in this press release.

Brown & Brown, Inc.
CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share data; unaudited)

	For the three months ended December 31,		For the twelve months ended December 31,
	2017	2016	2017	2016
REVENUES
Commissions and fees	$473.4	$433.1	$1,857.3	$1,762.8
Investment income	0.5	0.3	1.6	1.4
Other income, net	0.4	0.2	22.4	2.4
Total revenues	474.3	433.6	1,881.3	1,766.6

EXPENSES
Employee compensation and benefits	258.2	232.2	994.7	925.1
Other operating expenses	73.2	65.4	283.5	262.9
Loss (Gain) on disposal	(0.2)	1.9	(2.2)	(1.3)
Amortization	21.0	21.7	85.4	86.7
Depreciation	5.5	5.1	22.7	21.0
Interest	9.4	9.9	38.3	39.5
Change in estimated acquisition earn-out payables	0.9	2.4	9.2	9.2
Total expenses	368.0	338.6	1,431.6	1,343.1

Income before income taxes	106.3	95.0	449.7	423.5

Income taxes (benefit)	(81.2)	37.3	50.1	166.0

Net income	$187.5	$57.7	$399.6	$257.5

Net income per share:
Basic	$1.35	$0.41	$2.86	$1.84
Diluted	$1.32	$0.41	$2.81	$1.82

Weighted average number of shares outstanding - in thousands:
Basic	135,392	136,547	136,290	136,139
Diluted	138,101	138,405	138,793	137,804

Dividends declared per share	$0.15	$0.14	$0.56	$0.50

Brown & Brown, Inc.
CONSOLIDATED BALANCE SHEETS
(in millions, except share data, unaudited)

	December 31, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$573.4	$515.7
Restricted cash and investments	250.7	265.6
Short-term investments	25.0	15.0
Premiums, commissions and fees receivable	556.1	502.5
Reinsurance recoverable	477.8	78.1
Prepaid reinsurance premiums	321.0	308.7
Other current assets	47.9	50.6
Total current assets	2,251.9	1,736.2

Fixed assets, net	77.1	75.8
Goodwill	2,716.1	2,675.4
Amortizable intangible assets, net	641.0	707.5
Investments	13.9	23.0
Other assets	57.3	44.9
Total assets	$5,757.3	$5,262.8
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Premiums payable to insurance companies	$694.9	$647.6
Losses and loss adjustment reserve	476.7	78.1
Unearned premiums	321.0	308.7
Premium deposits and credits due customers	91.6	83.8
Accounts payable	64.2	69.6
Accrued expenses and other liabilities	228.8	202.0
Current portion of long-term debt	120.0	55.5
Total current liabilities	1,997.2	1,445.3

Long-term debt	856.1	1,018.4

Deferred income taxes, net	256.2	357.7

Other liabilities	65.1	81.3

Shareholders’ equity:
Common stock, par value $0.10 per share; authorized 280,000 shares; issued 148,824 shares and outstanding 138,105 shares at 2017, issued 148,107 shares and outstanding 140,104 shares at 2016 - in thousands	14.9	14.8
Additional paid-in capital	497.5	468.4
Treasury stock, at cost 10,719 and 8,003 shares at 2017 and 2016, respectively - in thousands	(386.3)	(257.7)
Retained earnings	2,456.6	2,134.6
Total shareholders’ equity	2,582.7	2,360.1
Total liabilities and shareholders’ equity	$5,757.3	$5,262.8

Conference call, webcast and slide presentation
A conference call to discuss the results of the fourth quarter of 2017 will be held on Tuesday, January 23, 2018 at 8:00 AM (EST). The Company may refer to a slide presentation during its conference call. You can access the webcast and the slides from the “Investor Relations” section of the Company’s website at www.bbinsurance.com.

About Brown & Brown
Brown & Brown, Inc., through its subsidiaries, offers a broad range of insurance products and services. Additionally, certain Brown & Brown subsidiaries offer a variety of risk management, third-party administration, and other services. Serving business, public entity, individual, trade and professional association clients nationwide, the Company is ranked by Business Insurance magazine as the United States’ sixth largest independent insurance intermediary. The Company’s Web address is www.bbinsurance.com.

Forward-looking statements
This press release may contain certain statements relating to future results which are forward-looking statements, including those relating to the Company's anticipated financial results for the fourth quarter and full year ended December 31, 2017. These statements are not historical facts, but instead represent only the Company’s current belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that the Company’s actual results, financial condition and achievements may differ, possibly materially, from the anticipated results, financial condition and achievements contemplated by these forward-looking statements. These risks and uncertainties include, but are not limited to, the Company's determination as it finalizes its financial results for the fourth quarter and full year ended December 31, 2017 that its financial results differ from the current preliminary unaudited numbers set forth herein; the impact of any regional, national or global political, economic, business, competitive, market, environmental or regulatory conditions on our business operations; the impact of current market conditions on our results of operations and financial condition; any insolvencies of, or other difficulties experienced by our clients, insurance carriers or financial institutions; volatility or declines in insurance markets and premiums on which our commissions are based, but which we do not control; our ability to continue to manage our indebtedness; our ability to compete effectively in our industry, material changes in commercial property and casualty markets generally or the availability of insurance products or changes in premiums resulting from a catastrophic event, such as a hurricane; our ability to retain key employees and clients and attract new business; risks that could negatively affect the success of our acquisition strategy, including continuing consolidation in our industry, which could make it more difficult to identify targets and could make them more expensive, execution risks, integration risks, the risk of post-acquisition deterioration leading to intangible asset impairment charges, and the risk we could incur or assume unanticipated regulatory liabilities such as those relating to violations of anti-corruption and sanctions laws; the timing or ability to carry out share repurchases; the timing or ability to carry out refinancing or take other steps to manage our capital and the limitations in our long-term debt agreements that may restrict our ability to take these actions; fluctuations in our earnings as a result of potential changes to our valuation allowance(s) on our deferred taxes; any fluctuations in exchange and interest rates that could affect expenses and revenue; the potential costs and difficulties in complying with a wide variety of laws and regulations and any related changes; changes in the tax or accounting policies or treatment of our operations and fluctuations in our tax rate; any potential impact of US healthcare or National Flood Insurance Program legislation; the impact of the Tax Reform Act; exposure to potential liabilities arising from errors and omissions and other potential claims against us; and the interruption or loss of our information processing systems or failure to maintain secure information systems and other factors that the Company may not have currently identified or quantified, and other risks, relevant factors and uncertainties identified in the Company's Annual Report on Form 10-K for the year ended December 31, 2016, and the Company’s other filings with the Securities and Exchange Commission. All forward-looking statements made herein are made only as of the date of this release, and the Company does not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which the Company hereafter becomes aware.

Non-GAAP supplemental financial information
This press release contains references to the following non-GAAP financial measures as defined in Regulation G of SEC rules: Organic Revenue, Total Revenues - Adjusted, Diluted Earnings Per Share - Adjusted, EBITDAC, EBITDAC - Adjusted, EBITDAC Margin, and EBITDAC Margin - Adjusted.

Reconciliations of these supplemental non-GAAP financial information to the Company's GAAP information are contained in this earnings release. These measures are not in accordance with, or an alternative to the GAAP information provided in the Company's condensed consolidated financial statements.  We present such non-GAAP supplemental financial information because we believe such information is of interest to the investment community and because we believe it provides additional meaningful methods of evaluating certain aspects of the Company’s operating performance from period to period on a basis that may not be otherwise apparent on a GAAP basis. We believe these non-GAAP measures improve the comparability of results between periods by eliminating the impact of certain items that have a high degree of variability.  We believe that Organic Revenue provides a meaningful representation of the Company’s operating performance; the Company has historically viewed Organic Revenue growth as an important indicator when assessing and evaluating the performance of its four segments.  As disclosed in our most recent proxy statement, we use Organic Revenue and EBITDAC Margin for incentive compensation determinations for executive officers and other key employees.

Our industry peers may provide similar supplemental non-GAAP information with respect to one or more of these measures, although they may not use the same or comparable terminology and may not make identical adjustments.  This supplemental financial information should be considered in addition to, and not in lieu of, the Company’s condensed consolidated financial statements.

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